UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2007

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (650) 583-3774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.                                          Results of Operations and Financial Condition.

The Company issued a press release dated November 1, 2007, announcing its financial results for the quarter ended September 30, 2007.  The full text of the press release is set forth in Exhibit 99.1 attached hereto.  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The information in this Item 2.02 and attached as Exhibit 99.1 to this Report will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Section 8 - Other Events

Item 8.01.                                          Other Events.

On November 1, 2007, the Company announced the initiation of a randomized Phase 2 clinical trial to evaluate intravenous picoplatin for the first-line treatment of metastatic colorectal cancer.  The objective of this trial is to generate proof-of-concept data to evaluate the efficacy and safety, including neuropathy, of picoplatin in combination with 5- FU and leucovorin, FOLPI versus FOLFOX, and to provide support for a Phase 3 trial.  See press release dated November 1, 2007 attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

                                                (d)     Exhibits.

99.1 - Press release dated November 1, 2007

99.2 - Press release dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: November 2, 2007	By:	/s/Anna Lewak Wight
Name: Anna Lewak Wight
Title: Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 1, 2007

99.2	Press Release dated November 1, 2007